Exhibit 4.8

Power of Attorney

I, Jinbo Yao, a Chinese citizen with Chinese Identification Card No.:        , and a holder of 46.84% of the entire registered capital in Beijing 58 Information Technology Co., Ltd. ("58.com") as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Chengshi Wanglin Information Technology Co., Ltd. ("WFOE") to exercise the following rights relating to all equity interests held by me now and in the future (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders' meetings of 58.com; 2) exercise all the shareholder's rights and shareholder's voting rights I am entitled to under the laws of China and 58.com's Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of 58.com.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among I, WFOE and 58.com on April 30, 2018 and the Amended and Restated Equity Pledge Agreement entered into by and among I, WFOE and 58.com on April 30, 2018 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of 58.com.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

This Power of Attorney shall replace and supersede the power of attorney to the WFOE I executed on June 28, 2013.

秘密文件 Strictly Confidential

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Jinbo Yao

By:	/s/ Jinbo Yao

April 30, 2018

Accepted by:

Beijing Chengshi Wanglin Information Technology Co., Ltd.

By:	/s/ Jinbo Yao and company seal
Name:	Jinbo Yao
Title:	Legal Representative

Acknowledged by:

Beijing 58 Information Technology Co., Ltd.

By:	/s/ Jinbo Yao and company seal
Name:	Jinbo Yao
Title:	Legal Representative

秘密文件 Strictly Confidential

2

Power of Attorney

I, Lianqing Zhang, a Chinese citizen with Chinese Identification Card No.:           , and a holder of 39.82% of the entire registered capital in Beijing 58 Information Technology Co., Ltd. (“58.com”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Chengshi Wanglin Information Technology Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of 58.com; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and 58.com’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of 58.com.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among I, WFOE and 58.com on June 28, 2013 and the Equity Pledge Agreement entered into by and among I, WFOE and 58.com on June 28, 2013 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me.  I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of 58.com.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

秘密文件 Strictly Confidential

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Lianqing Zhang

By:	/s/ Lianqing Zhang

June 28, 2013

Accepted by

Beijing Chengshi Wanglin Information Technology Co., Ltd.

By:	/s/ company seal
Name:	Jinbo Yao
Title:	Legal Representative

Acknowledged by:

Beijing 58 Information Technology Co., Ltd.

By:	/s/ company seal
Name:	Jinbo Yao
Title:	Legal Representative

秘密文件 Strictly Confidential

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Power of Attorney

I, Beijing Wanglintong Information Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room 201 and Room 202, No. 10 Building, Yi108 Beiyuan Road, Chaoyang District, Beijing, PRC, and a holder of 13.34% of the entire registered capital in Beijing 58 Information Technology Co., Ltd. (“58.com”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Chengshi Wanglin Information Technology Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of 58.com; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and 58.com’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of 58.com.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among I, WFOE and 58.com on June 28, 2013 and the Amended and Restated Equity Pledge Agreement entered into by and among I, WFOE and 58.com on June 28, 2013 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me.  I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of 58.com.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

This Power of Attorney shall replace and supersede the power of attorney to the WFOE I executed on October 10, 2011.

秘密文件 Strictly Confidential

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Beijing Wanglintong Information Technology Co., Ltd.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

June 28, 2013

Accepted by

Beijing Chengshi Wanglin Information Technology Co., Ltd.

By:	/s/ Jinbo Yao and company seal
Name:	Jinbo Yao
Title:	Legal Representative

Acknowledged by:

Beijing 58 Information Technology Co., Ltd.

By:	/s/ Jinbo Yao and company seal
Name:	Jinbo Yao
Title:	Legal Representative

秘密文件 Strictly Confidential

6